As filed with the Securities and Exchange Commission on March 28, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lyft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7389	20-8809830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Lyft, Inc.

185 Berry Street, Suite 5000

San Francisco, California 94107

(844) 250-2773

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Logan Green

Co-Founder and Chief Executive Officer

John Zimmer

Co-Founder, President and Vice Chairman

Lyft, Inc.

185 Berry Street, Suite 5000

San Francisco, California 94107

(844) 250-2773

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Katharine A. Martin Rezwan D. Pavri Lisa L. Stimmell Andrew T. Hill Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Kristin N. Sverchek David V. Le Kevin C. Chen Christopher M. Reilly Lyft, Inc. 185 Berry Street, Suite 5000 San Francisco, California 94107 (844) 250-2773	Richard A. Kline Anthony J. McCusker An-Yen E. Hu Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒    File No. 333-229996

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Shares to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Class A common stock, par value $0.00001 per share	1,989,500	$72.00	$143,244,000	$17,362

(1)

Represents only the additional number of shares of Class A common stock being registered, and includes 259,500 additional shares of Class A common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-229996).

(2)

Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, for the purpose of determining the registration fee. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $2,547,756,000 on the Registration Statement on Form S-1, as amended (File No. 333-229996), which was declared effective by the Securities and Exchange Commission on March 28, 2019. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $143,244,000 are hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Lyft, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-229996) (the “Prior Registration Statement”), which the Commission declared effective on March 28, 2019.

The Registrant is filing this Registration Statement for the sole purpose of increasing by 1,989,500 shares the number of shares of its Class A common stock, par value $0.00001 per share, to be registered for sale, 259,500 of which may be sold by the Registrant upon exercise of the underwriters’ option to purchase additional shares. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

24.1#	Power of Attorney (included on page II-7 of the Registration Statement on Form S-1 (File No. 333-229996) filed on March 1, 2019).

#	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 28th day of March, 2019.

LYFT, INC.

By:	/s/ Logan Green
Logan Green
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Logan Green Logan Green	Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2019

/s/ John Zimmer John Zimmer	President and Vice Chairman	March 28, 2019

/s/ Brian Roberts Brian Roberts	Chief Financial Officer (Principal Financial and Accounting Officer)	March 28, 2019

* Prashant (Sean) Aggarwal	Chairman	March 28, 2019

* Ben Horowitz	Director	March 28, 2019

* Valerie Jarrett	Director	March 28, 2019

* David Lawee	Director	March 28, 2019

* Hiroshi Mikitani	Director	March 28, 2019

* Ann Miura-Ko	Director	March 28, 2019

* Mary Agnes (Maggie) Wilderotter	Director	March 28, 2019

* By:	/s/ Logan Green
Logan Green
Attorney-in-Fact